UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 31, 2017 (March 27, 2017)
OLD PSG WIND-DOWN LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01          Changes in Registrant’s Certifying Accountant.
On March 27, 2017, Old PSG Wind-down Ltd. (formerly known as Performance Sports Group Ltd.) (the “Company”) was notified by KPMG LLP (“KPMG”) that it had resigned as the Company’s independent auditor, effective immediately (the “Resignation”) and of its conclusions under Section 10A of the U.S. Securities Exchange Act.
As previously disclosed, the Company’s Audit Committee (the “Audit Committee”) has been conducting an independent investigation (the “Investigation”) in connection with the finalization of the Company’s financial statements in respect of the fiscal year ended May 31, 2016 (the “Annual Financial Statements”) and related certification process, and the Company is cooperating with regulatory inquiries, including an investigation by the Division of Enforcement of the U.S. Securities and Exchange Commission (the “SEC”). KPMG believes that during the audit of the Annual Financial Statements it had been misled by certain members of management on matters critical to the audit. The Investigation is intended to investigate, among other things, KPMG’s concerns and the matters identified to the Company’s Board of Directors (the “Board”) by KPMG as potential accounting errors and irregularities that came to its attention during the course of its audit of the Annual Financial Statements. During the course of the Investigation, KPMG received periodic updates regarding the scope, depth and status of the Investigation.

On March 6, 2017, the Audit Committee (with KPMG in attendance) received an interim report from Richards Kibbe & Orbe LLP, its independent counsel, and Alix Partners, its financial consultants, in relation to their work performed and their interim findings prior to the sale of substantially all of the assets of the Company (the closing of which was announced on February 28, 2017) and authorized its independent counsel to present an interim report to the SEC staff, which occurred on March 23, 2017. The Board anticipates having additional discussions with the SEC staff in light of the interim nature of the report, including the future course of action in relation to the Investigation.
In its March 27, 2017 letter notifying the Company of the Resignation, KPMG stated that it has determined that the Board has been informed with respect to possible illegal acts that have come to the attention of KPMG during the course of its audit of the  Annual Financial Statements; that possible illegal acts have been the subject of an investigation conducted by the Board, which was requested by KPMG and which, the Company’s counsel has informed KPMG, will not be completed; that it does not consider the Investigation to have had an adequate scope or depth; that, because the Investigation will not be completed, KPMG is unable to complete its audit, and that, because of the timing of the Resignation, it has not concluded on the various items set forth in Section 10A(b)(2), but that it has concluded that the possible illegal acts may have had a material effect on the consolidated financial statements of the Company; that the Company to date has not taken timely and appropriate remedial actions with respect to the possible illegal acts; and that the Company’s decision to not complete the Investigation results in a failure to take timely and appropriate remedial actions.
During the Company’s two most recent fiscal years and the interim period between May 31, 2016 and March 27, 2017, the effective date of the Resignation, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of

KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its report. During such period, there was a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K relating to KPMG’s belief that during the audit of the Annual Financial Statements it had been misled by certain members of management on matters critical to the audit, and the potential accounting errors and irregularities noted above that were identified by KPMG, which potentially could have had a material impact on the fairness or reliability of the Company’s financial statements or caused KPMG to be unwilling to rely on management’s representations or be associated with the Company’s financial statements, and relating to the fact that KPMG resigned prior to the completion of the Investigation.
The audit report of KPMG on the consolidated financial statements of the Company as of and for the year ended May 31, 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. As previously disclosed, KPMG did not complete its audit for the fiscal year ended May 31, 2016.
The Company provided KPMG with a copy of this disclosure set forth under this Item 4.01 and KPMG was requested to furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter from KPMG is attached hereto as Exhibit 16.1.
Item 8.01          Other Events.
On March 31, 2017, the Company issued a press release announcing the Resignation (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01          Financial Statements and Exhibits.
(d)          Exhibits.
Exhibit No.	Description

16.1	Letter from KPMG to the SEC, dated March 31, 2017.

99.1	Press Release, dated March 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 31, 2017
OLD PSG WIND-DOWN LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	President